Exhibit 10.1

Fiscal year _____ cycle of the
LA-Z-BOY INCORPORATED 2010 OMNIBUS INCENTIVE PLAN

AWARD AGREEMENT

Agreement made effective ___________ (the “Grant Date”) between La-Z-Boy Incorporated (the "Company") and Name (the "Employee").

This Agreement confirms grants to the undersigned Employee of Option Awards and conditional Performance Awards, and outlines terms of Short-term Cash Incentive award payable to such Employee pursuant to and subject to all terms and conditions of the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan (“Plan”), as approved by the Company’s shareholders on August 18, 2010.  This Agreement is also subject to the award notification letter dated ______________ (“Notification”) as well as the applicable specific and general conditions set forth in attached Appendix A.

The principal features of the foregoing grants and award are as follows:

Options

“OPTION DATE” is ___________

TOTAL SHARES SUBJECT TO PURCHASE OPTION:  «FYxx_NQSOs»

SCHEDULED VESTING DATES	NO. OF SHARES / PRICE PER SHARE:

____________________	«Options_vested_each_year» / $X.00
____________________	«Options_vested_each_year» / $X.00
____________________	«Options_vested_each_year» / $X.00
____________________	«Options_vested_each_year» / $X.00

All options not exercised by ___________   shall be forfeited.

Performance Award Shares (___________ Cycle)

MAXIMUM PERFORMANCE AWARD SHARES*
«FYxxFYxx_Maximum_Performance_Shares»
TARGET PERFORMANCE AWARD SHARES*
«FYxxFYxx_Target_Performance_Shares»

* Subject to attainment of Sales Growth and/or Earnings Per Share Performance Goals.

Short Term Incentive Award

The incentive payment you receive will be determined by multiplying (a) your Eligible Earnings (base compensation, including vacation and holiday pay, earned during the fiscal year), times (b) your Target Short-Term Cash Incentive Opportunity shown below, times (c) the Company Achievement Percentage, which will be determined by how your business unit performs in  «Goals» during the fiscal year.

PERFORMANCE PERIOD:         Fiscal Year _____

TARGET SHORT-TERM CASH INCENTIVE OPPORTUNITY:   _____% of Eligible Earnings

COMPANY ACHIEVEMENT PERCENTAGE RANGE:  0% - 200%

Your signature below indicates your agreement that the foregoing grants and award are subject to all of the terms and conditions contained in the Plan, in attached Appendix A as well as in the accompanying Notification.  Your signature below also indicates that you have received and read a copy of the Plan.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated by reference.  In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

La-Z-Boy Incorporated	Employee

Kurt Darrow
Chairman, President and
Chief Executive Officer

AWARD AGREEMENT

APPENDIX A - TERMS AND CONDITIONS

Terms not defined in this Appendix A are, where applicable, defined as in the Plan.

1.	Stock Options

A.            Exercising Options

Subject to the terms of Section 13 (Payment) and Section 18.3 (Withholding Taxes) of the Plan, you may exercise Options that have vested by delivering a notice of exercise as described in Section 7 of this Appendix A.  When you exercise an Option, you pay the grant price for Company stock.  You may retain the stock (and, if you choose, sell it at a later date), or you may direct that the stock be sold immediately.  The Company has engaged Merrill Lynch to provide services for exercising Options.

You may exercise options in one of three ways:

(a)           Cash Purchase Exercise

You pay the grant price multiplied by the number of shares covered by the Options you are exercising, plus applicable taxes by (i) sending a check or wiring funds to Merrill Lynch or (ii) having sufficient funds in your Merrill Lynch account before you deliver notice of exercise.  All of the shares covered by the Options being exercised are credited to your Merrill Lynch account.

(b)           Cashless Exercise

You may exercise your Options without any initial cash outlay.  There are two methods of cashless exercise:

(i)           Cashless Hold - Merrill Lynch sells enough shares covered by the Options you are exercising to purchase all of the shares covered by the Options being exercised and to pay applicable taxes, costs, and fees.  The remaining shares are credited to your Merrill Lynch account.

(ii)          Cashless Sell - Merrill Lynch sells all shares covered by the Options you are exercising, deducts the cost of the stock you purchased plus applicable taxes, costs, and fees, and sends you a check or wires the net proceeds to your bank account.

(c)           Stock Swap

You may exercise your Options by delivering to Merrill Lynch shares of Company stock that you have owned for at least six months, duly endorsed for transfer to the Company, having a fair market value on the date you deliver it equal to the grant price multiplied by the number of shares covered by the Options you are exercising, plus applicable taxes.

You have access to the secure Benefits OnLine® website at www.benefits.ml.com.  Benefits OnLine provides grant summaries, modeling, and the ability to exercise options and direct that stock be sold.  The Company’s executive officers and other Section 16 Insiders are required to open brokerage accounts and conduct equity award transactions through The Findley-Wise Group, the Merrill Lynch Financial Advisor team designated to service the accounts.

B.            Termination of Options

The Options granted by this Agreement will terminate and be of no force or effect at the close of business on the ten-year anniversary of the date they are granted, unless they terminate earlier as provided below.

If you cease to be employed by the Company or one of its Affiliates, your Options will terminate or be exercisable as follows:

Termination of employment.  If you cease to be an Employee for any reason other than your retirement, death, or Disability as described below, your unvested Options will immediately terminate and your vested Options will automatically terminate thirty (30) days after you cease to be an Employee except for any Options that expire earlier by their terms.  For purposes of this Agreement, the following are not deemed to be a termination of employment: (i) a transfer from the Company to one of its Affiliates, from an Affiliate to the Company, or between Affiliates; or (ii) a leave of absence authorized by the Company or an Affiliate.  For purposes of the Plan, termination of employment will be deemed to occur on the date on which you are no longer obligated to perform services for the Company or any of its Affiliates and your right to reemployment is not guaranteed either by statute or contract, regardless of whether you continue to receive compensation from the Company or any of its Affiliates.

Retirement.  For purposes of this Agreement, “Retire” means that you are at least 55 years old, have been employed by the Company or an Affiliate for at least 10 years, and retire with the Company’s consent. If you Retire, all of your unvested Options will immediately fully vest, and you may exercise your Options during the following 12 months except for Options that expire earlier by their terms.

Death or Disability.  If you cease to be an Employee because you die or you become Disabled as defined by the Plan, all of your unvested Options will immediately fully vest, and you (or your beneficiary or personal representative) may exercise your Options during the 12 months after you become Disabled or die (whichever occurs first) except for Options that expire earlier by their terms.

2.	Stock Appreciation Rights

A.            Exercising SARs

Subject to the terms of Section 9 (Terms and Conditions of Stock Appreciation Rights) and Section 18.3 (Withholding Taxes) of the Plan, when you exercise SARs, you are entitled to receive in cash an amount equal to the number of shares exercised multiplied by the difference between the fair market value of one share of La-Z-Boy stock on the date of exercise and the grant price of a share of stock as designated in the SARs.  The Company has engaged Merrill Lynch to provide services for exercising SARs.

B.            Termination of Stock Appreciation Rights

The SARs granted by this Agreement will terminate and be of no force or effect at the close of business on the ten-year anniversary of the date they are granted, unless they terminate earlier as provided below.

If you cease to be employed by the Company or one of its Affiliates, your SARs will terminate or be exercisable as follows:

Termination of employment.  If you cease to be an Employee for any reason other than your retirement, death, or Disability as described below, your unvested SARs will immediately terminate and your vested SARs will automatically terminate thirty (30) days after you cease to be an Employee except for any SARs that expire earlier by their terms.  For purposes of this Agreement, the following are not deemed to be a termination of employment: (i) a transfer from the Company to one of its Affiliates, from an Affiliate to the Company, or between Affiliates; or (ii) a leave of absence authorized by the Company or an Affiliate.  For purposes of the Plan, termination of employment will be deemed to occur on the date on which you are no longer obligated to perform services for the Company or any of its Affiliates and your right to reemployment is not guaranteed either by statute or contract, regardless of whether you continue to receive compensation from the Company or any of its Affiliates.

Retirement.  For purposes of this Agreement, “Retire” means that you are at least 55 years old, have been employed by the Company or an Affiliate for at least 10 years, and retire with the Company’s consent. If you Retire, all of your unvested SARs will immediately fully vest, and you may exercise your SARs during the following 12 months except for SARs that expire earlier by their terms.

Death or Disability.  If you cease to be an Employee because you die or you become Disabled as defined by the Plan, all of your unvested SARs will immediately fully vest, and you (or your beneficiary or personal representative) may exercise your SARs during the 12 months after you become Disabled or die (whichever occurs first) except for Options that expire earlier by their terms.

3.	Restricted Stock and Stock Units

All Restricted Stock Units will be settled in cash.

Termination of Employment.  If you cease to be an Employee other than because you die or become Disabled, you forfeit any Restricted Stock or Stock Units that have not vested, or for which applicable restrictions and conditions have not lapsed, and you have no further rights with respect to your Award of Restricted Stock or Stock Units.  If you die or become Disabled during the applicable restriction period, all of your Restricted Stock or Stock Units will immediately vest, all transfer restrictions imposed by the Plan or this Agreement will immediately terminate, and all Stock Units will settled in cash no later than 75 days following the Company’s fiscal year in which the restrictions lapsed.

4.	Performance Shares and Performance Units

All Performance Units will be settled in cash.

Termination of Employment.  You will not be entitled to receive any Performance Shares or Performance Units if, except in the circumstances described below, you cease to be an Employee before the end of the three-year performance period.

Disability or Retirement.  Unless the Company’s Compensation Committee in its discretion determines otherwise, if, before the expiration of the three-year performance period, you become Disabled, you will receive payout on Awards granted at least one year earlier, prorated based on the portion of the performance period during which you were actively employed by the Company and on the Company’s performance up to the termination of such active employment. If you Retire before the expiration of the three-year performance period and if the Compensation Committee determines that payment of a prorated award will be deductible compensation for Federal Income Tax purposes, then, in the discretion of the Compensation Committee, you may receive full or partial payout on Awards granted at least one year earlier, prorated based on the portion of the performance period during which you were actively employed by the Company and on the Company’s performance up to the termination of such active employment.  Any payout will occur following the conclusion of the three-year performance period.

Death.  If you die before the end of the three-year performance period, the Compensation Committee, in its discretion, may provide for payment of Performance Shares or Performance Units.   If it does so, then in lieu of payment at the end of the three-year performance period and subject to the Compensation Committee’s approval, the personal representative of your estate may request payment of 35% of the maximum Performance Shares or Performance Units available under your Award if your last day of active employment occurred during the first half of the three-year performance period or 50% of the maximum Performance Shares or Performance Units if your last day of active employment occurred during the second half of the performance period.

Corporate Transactions.  Any Performance Awards for unexpired terms shall be paid as if the term thereof were complete, based on the best financial information available to the Company of the Company’s performance as of the close of business on the day immediately preceding the Change in Control or Corporate Transaction; provided, however, that in determining whether and to what extent Performance Criteria of such Performance Awards have been satisfied, where such Performance Criteria are based on results that accumulate over the term of such Awards or over one year of such term (e.g., earnings per share), the performance requirement of such Performance Criteria shall be prorated in accordance with the portion of the term or year that occurred prior to the Change in Control or Corporate Transaction.

5.	Short-Term Cash Incentive (Management Incentive Program)

Termination of Employment.  Except in the circumstances described below, you must be actively employed on the last day of the Fiscal Year to be eligible to receive payment of the short-term cash incentive (under the Management Incentive Program, or “MIP”).

Disability or Retirement.  If you Retire or became Disabled during the Fiscal Year, you will be entitled to receive payment based on your Eligible Earnings during the year, but only to the extent that, in the opinion of the Company’s legal counsel, such payment would not adversely affect the deductibility of your MIP payment under applicable law and published guidance.

Death.  If you die during or after the Fiscal Year before receiving a MIP payment that you would otherwise receive, payment based on your Eligible Earnings will be made to your estate.

Approved Leave of Absence.  Being on an approved leave of absence (including workers compensation leave, military leave, or leave approved pursuant to the Family and Medical Leave Act), does not affect your eligibility to receive a MIP payment based on your Eligible Earnings during the fiscal year.

6.	Forfeiture or Return of Awards

If the Company is required to prepare a material accounting restatement, you may be required to forfeit any Award you earned within three years of when the financial statements that were later restated were filed, if the Board or Committee, in its sole discretion, determines that you engaged in misconduct, the amount of the award was based on achieving performance goals, and it is later determined that those goals were not achieved.  In addition, if, within one year after you receive payment of an award or exercise an option, the Board determines in its discretion that you have materially harmed the Company, then you will be required to pay the Company any gain you realized.

7.	Notices

Any notice under this Agreement to the Company should be addressed to La-Z-Boy Incorporated in care of its Secretary at 1284 N. Telegraph, Monroe, Michigan 48162 and to you at the address appearing in the Company’s personnel records, or to either party at a different address that the party designates in writing to the other party.  Any such notice will be deemed effective when received.